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[LETTERHEAD OF ERNST & YOUNG LLP]

                                                                    Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "SELECTED FINANCIAL AND OTHER DATA" and "EXPERTS" and to the use of our reports dated December 16, 1996, in the Registration Statement (Form S-1 No. 333-22447) and related Prospectus of CUNO Incorporated for the registration of 2,300,000 shares of its common stock.



                                           /s/ Ernst & Young LLP

Hartford, Connecticut
March 31, 1997